EXHIBIT 04.05

                          REGISTRATION RIGHTS AGREEMENT

                                                              May 21, 1999



To the several persons named
  at the foot hereof

Dear Sirs:

                  This will confirm that in consideration of the purchase by the persons and entities listed in Schedule I of the Securities Purchase Agreement, dated as of May 19, 1999 (the "Securities Purchase Agreement") among J. Baker, Inc., a Massachusetts corporation (the "Company"), JBI, Inc., a Massachusetts corporation, JBI Apparel, Inc., a Massachusetts corporation and the other parties listed in Schedule I thereto (such persons and entities being hereinafter collectively called the "Purchasers"), on the date hereof, of stock purchase warrants (the "Warrants") to purchase up to an aggregate 1,200,000 shares of Common Stock, and as an inducement to the Purchasers to consummate the transactions contemplated by the Securities Purchase Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as such term is defined herein), as follows:

                  1. Certain Definitions. In addition to terms defined elsewhere herein, as used herein, the following terms shall have the following respective meanings:

                  "Closing Date" shall mean the closing of the transactions contemplated by the Securities Purchase Agreement.

                  "Commission"   shall   mean  the   Securities   and   Exchange
         Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean shares of the common stock, par value $.50 per share, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of
         Section 8 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Registration Expenses" shall mean the expenses so described in Section 6 hereof.

                  "Securities  Act" shall mean the Securities Act of 1933 or any
         similar  federal  statute,   and  the  rules  and  regulations  of  the
         Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
Section 6 hereof.

                  "Warrant Shares" shall mean shares of Common Stock issued upon exercise of the Warrants.

                  2. Restrictive Legend. Each certificate representing the Warrants and upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares, and each certificate issued upon exchange or transfer of the Warrants or the Warrant Shares, as the case may be, other than in a public sale or as otherwise permitted by the last paragraph of paragraph 3 hereof shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

                  3. Notice of Proposed Transfer. Prior to any proposed transfer of any Warrants or Warrant Shares, as the case may be, (other than under the circumstances described in Section 4 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Warrants or Warrant Shares, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Warrants or Warrant Shares, as the case may be, shall be entitled to transfer such Warrants or Warrant Shares, as the case may be, in accordance with the terms of its notice; provided, however, that no such opinion or other documentation shall be required if such notice shall cover a distribution by any Purchaser that is a partnership to its partners. Each certificate for Warrants or Warrant Shares, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  The foregoing restrictions on transferability of the Warrants and Warrant Shares shall terminate as to any particular Warrants or Warrant Shares when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of a Warrant or Warrant Shares is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act (or any successor rule) are available to such holder without limitation, such holder of a Warrant or Warrant Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

                  4.  Shelf Registration.

                  (a) As soon as  practicable  after the Closing Date, but in no event later than 90 days after the Closing Date, the Company shall cause to be filed a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement become effective as soon as practicable after the date of filing the Shelf Registration Statement, but in no event later than 180 days after the Closing Date. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of
         Section 7 hereof to the extent necessary to ensure that it is available for resales of the Warrant Shares by the holders thereof entitled to benefit from this Section 4(a), and to ensure that it conforms to the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period until all of the Warrant Shares held holders entitled to benefit from this Section 4(a), following the date on which such Shelf Registration Statement becomes effective under the Securities Act.

                  (b) No Holder of Warrant Shares may include any of its Warrant Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of distribution of such Warrant Share or omits to state any material fact regarding such holder or such holder's intended method of distribution of such Warrant Share required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required so that such prospectus shall not, with respect to such holder or such holder's intended method of distribution of such Warrant Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (c) Notwithstanding anything to the contrary contained herein, the Board shall be entitled to postpone the filing period (or suspend the effectiveness)of any registration of the Warrant Shares pursuant to this Section 4 for a reasonable period of time not in excess of 90 calendar days on each occasion, if the Board determines, in its reasonable business judgement, that such registration and offering could materially interfere with bona fide financing, acquisition or disposition plans of the Company and would require disclosure of information, the premature disclosure of which could, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Board postpones the filing of a registration statement pursuant to this Section 4(c), it shall promptly notify, in writing, the holders of Warrant Shares when the events or circumstances permitting such postponement or suspension have ended.

                  5. Registration Procedures and Expenses. If and whenever the Company is required by the provisions of Section 4 hereof to use its reasonable best efforts to effect the registration of any of the Warrant Shares under the Securities Act, the Company will, as promptly as possible:

                  (a) prepare (and afford one counsel for the selling holders (as designated by a majority in interest of the selling holders) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which shall be on an appropriate form under the Securities Act, which form shall be available for sale of the Warrant Shares in accordance with the intended method or methods of distribution thereof) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare (and afford the selected counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares covered by such registration statement;

                  (d) register or qualify the Warrant Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of the Warrant Shares or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

                  (e) promptly notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) if the offering is underwritten, to furnish, at the request of any seller, on the date that the Warrant Shares is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                  (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above, the period of distribution of Warrant Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Warrant Shares in any other registration shall be deemed to extend until the earlier of the sale of all Warrant Shares covered thereby or six months after the effective date thereof.

                  In connection with each registration hereunder, the selling holders of the Warrant Shares, if applicable, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

                  In connection with each registration pursuant to Section 4 hereof covering an underwritten public offering, the Company and any selling holder of Warrant Shares agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that such agreement shall not contain any such provision applicable to the Company or such selling holders which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Warrants and Warrant Shares, if applicable.

                  Notwithstanding anything to the contrary set forth herein, the Company is not required to participate in any fashion in any underwritten public offering. If any holder of Warrant Shares seeks to dispose of such holder's Warrant Shares pursuant to an underwritten public offering, it shall so notify the Company and the Company may refuse, in its sole discretion, to authorize such underwritten public offering.

                  6. Expenses. All expenses incurred by the Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Warrant
Shares but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Warrant Shares are herein called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  7. Indemnification. In the event of a registration of any of the Warrant Shares under the Securities Act pursuant to Section 4 hereof, the Company will indemnify and hold harmless each seller of such Warrant Shares thereunder and each underwriter of Warrant Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                  In the event of a registration of any of the Warrant Shares under the Securities Act pursuant to Section 4 hereof, each seller of such Warrant Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Warrant Shares was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Warrant Shares covered by such registration statement.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, however, that in no event shall the indemnified parties collectively be entitled to have the Company indemnify them for the fees and expenses of more than one counsel.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  If the indemnification provided for in the first two paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Warrant Shares on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 6. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Warrant Shares on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each selling holder of Warrant Shares agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Warrant Shares were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Warrant Shares shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The  indemnification  of  underwriters  provided  for in  this
Section 6 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Warrant Shares in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                  8. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  9. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

                  10. Rule 144 Reporting. The Company agrees with you as follows:

                  (a) The Company shall use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

                  (b) The Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

                  (c) The  Company  shall  furnish to such holder of Warrants or
         Warrant Shares forthwith upon request (i) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Warrants or Warrant Shares to sell any such securities without registration.

                  11.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Warrants and Warrant Shares shall inure to the benefit of any and all subsequent holders from time to time of the Warrants and Warrant Shares for so long as the certificates representing the Warrants or Warrant Shares, as the case may be, shall be required to bear the legend specified in Section 2 hereof.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                  if to the Company, to it at:

                           J. Baker, Inc.
                           555 Turnpike Street
                           Canton, Massachusetts  02021
                           Telecopy Number:  (781) 828-9300
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, Massachusetts  02109
                           Telecopy Number:  (617) 523-1231
                           Attention:  Raymond C. Zemlin, P.C.

                  if to any holder of Warrants or Warrant Shares, at their addresses as set forth in Schedule I hereto with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Telecopy Number:  (212) 841-5725
                           Attention:  Othon A. Prounis

                  if to any subsequent holder of Warrants or Warrant Shares to it at such address as may have been furnished to the Company in writing by such holder;

         or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Warrants or Warrant Shares) or to the holders of Warrants or Warrant Shares (in the case of the Company).

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing with the consent of at least a majority of the holders of Warrant Shares (treating the holders of the Warrants as the holders of Warrant Shares for such purpose).

                  (e)  This   Agreement   may  be   executed   in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and each of you.

                                Very truly yours,

                                 J. BAKER, INC.



                                 By:/s/Philip Rosenberg
                                 Name:  Philip Rosenberg
                                Title: Executive Vice President

AGREED TO AND ACCEPTED
as of the date first
above written.

DLJ FUND INVESTMENT PARTNERS II, L.P.
  By:  DLJ LBO Plans Management Corporation



By:/s/Ivy Dodes
      Name:  Ivy Dodes
      Title:  Vice President


DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.
  By:  DLJ LBO Plans Management Corporation



By:/s/Ivy Dodes
      Name:  Ivy Dodes
      Title:  Vice President

DLJ PRIVATE EQUITY PARTNERS, L.P.
  By:  WSW Capital, Inc.



By:/s/Ivy Dodes
      Name:  Ivy Dodes
      Title:  Vice President



/s/Nicole Arnaboldi
      Nicole Arnaboldi



/s/Christine Chen
      Christine Chen



/s/Glen Dershowitz
      Glen Dershowitz



/s/Steven G. Puccinelli
      Steven G. Puccinelli



/s/Peter Schaeffer
      Peter Schaeffer



/s/Shelley Wong
      Shelley Wong


CORNERSTONE CAPITAL, INC.



By:/s/David Pulver
      Name:  David Pulver
      Title:  President


GB INVESTMENT, LLC
  By:


By:/s/Alan R. Goldstein
      Name:  Alan R. Goldstein
      Title:  Manger and Chief Financial Officer


MJ WHITMAN PILOT FISH OPPORTUNITY FUND, L.P.
  By:  MJ Whitman Pilot Fish Opportunity Fund, Inc.,
          general partner


By:/s/Ian M. Kirschner
      Name:  Ian M. Kirschner
      Title:  Secretary

                                   SCHEDULE I

                                   Purchasers

         Name and Address
            of Purchaser

DLJ Fund Investment Partners II, L.P.,
DLJ Private Equity Employees Fund, L.P. and
DLJ Private Equity Partners Fund, L.P.,
Nicole Arnaboldi,
Christine Chen,
Glen Dershowitz,
Steven G. Puccinelli,
Peter Schaeffer, and
Shelley Wong at
         Donaldson, Lufkin & Jenrette
         277 Park Avenue
         New York, New York  10172
         Telecopy Number:  (212)
         Attention: Julio Garcia

Cornerstone Capital, Inc.
    16 Cobblefield Drive
    Mendham, NJ  07945
    Telecopy Number:  (908) 221-1711
    Attention:  David Pulver

GB Investment, LLC
    40 Broad Street, 11th Floor
    Boston, MA  02109
    Telecopy Number:  (617) 210-7141
    Attention:  Matthew Kahn